Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated March 1, 2013 with respect to the shares of Common Stock of Aeolus Pharmaceuticals, Inc., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  March 1, 2013

BIOTECHNOLOGY VALUE FUND, L.P.		INVESTMENT 10, L.L.C.

By:	BVF Partners L.P., its general partner	By:	BVF Partners L.P., its investment manager

By:	BVF Inc., its general partner	By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert	By:	/s/ Mark N. Lampert
	Mark N. Lampert		Mark N. Lampert
	President		President

BIOTECHNOLOGY VALUE FUND II, L.P.		BVF PARTNERS L.P.

By:	BVF Partners L.P., its general partner	By:	BVF Inc., its general partner
By:	BVF Inc., its general partner
		By:	/s/ Mark N. Lampert
By:	/s/ Mark N. Lampert		Mark N. Lampert
	Mark N. Lampert		President
President

BVF INC.

BVF INVESTMENTS, L.L.C.		By:	/s/ Mark N. Lampert
Mark N. Lampert
By:	BVF Partners L.P., its manager		President

By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert		/s/ Mark N. Lampert
	Mark N. Lampert		MARK N. LAMPERT
President